UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 15, 2010, Advanced Environmental Recycling Technologies, Inc. (AERT) held its annual meeting of stockholders. The following matters proposed by the board of directors were voted upon at the meeting.

Proposal 1:  The stockholders approved the proposal to elect to the board of directors each of the nominees listed below to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualify. For this proposal, there were 21,467,245 broker non-votes.

Nominees	Votes For	Votes Withheld
Joe G. Brooks	27,457,313	446,297
Stephen W. Brooks	27,337,411	566,199
Jerry B. Burkett	27,427,351	476,259
Edward P. Carda	27,491,348	412,262
Timothy D. Morrison	27,472,994	430,616
Vernon J. Richardson	27,423,417	480,193

Proposal 2:  The stockholders approved the proposal to ratify the appointment of HoganTaylor LLP as independent public accountants of AERT for the year ending December 31, 2010.

For	Against	Abstain
48,240,710	698,086	432,059

Proposal 3:  The stockholders approved the proposal to amend AERT’s certificate of incorporation to increase the authorized number of shares of Class A common stock from 100 million to 125 million.

For	Against	Abstain
44,332,551	4,902,231	136,073

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING
TECHNOLOGIES, INC.

By:    /s/     Joe Brooks
Joe Brooks
Chairman and Chief Executive Officer

Date: July 20, 2010